SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
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                             FORM 8-K

                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): August 1, 1997

                           U.S. Bancorp
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        (Exact Name of Registrant as Specified in Charter)


          Delaware                 1-6880            41-0255900
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 (State or Other Jurisdiction    (Commission        (IRS employer
       of Incorporation)         File Number)     Identification No.)



601 Second Avenue South, Minneapolis, Minnesota          55402-4302
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(Address of principal executive offices)                 (Zip Code)





Registrant's telephone number, including area code:   (612) 973-1111
                                                    -----------------

                      First Bank System, Inc.
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  (former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets.

      Effective August 1, 1997, U. S. Bancorp, an Oregon corporation ("Old USBC"), merged (the "Merger") with and into First Bank System, Inc. ("Registrant") pursuant to an Agreement and Plan of Merger, dated as of March 19, 1997, by and between Old USBC and Registrant (the "Merger Agreement"). As a result of the Merger, Registrant changed its name to "U.S. Bancorp" ("New USBC"). Pursuant to the Merger Agreement, each share of common stock, par value $5.00 per share, of Old USBC was converted into the right to receive 0.755 of a share of common stock, par value $1.25 per share, of New USBC ("New USBC Common Stock"), with cash to be paid in lieu of fractional shares. Also pursuant to the Merger Agreement, each share of 8 1/8% Cumulative Preferred Stock, Series A, without par value, liquidation preference $25 per share, of Old USBC was converted into one share of 8 1/8% Cumulative Preferred Stock, Series A, par value $1.00 per share, liquidation preference $25 per share, of New USBC ("New USBC Preferred Stock").

      The Registrant's Registration Statement on Form S-4 (Registration No. 333-29409), which was declared effective by the Securities and Exchange Commission on June 19, 1997 (the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant and Old USBC, including, but not limited to, the date and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationships between Old USBC and the Registrant or any officer or director of the Registrant or any associate of any such officer or director, the nature of Old USBC's business and the Registrant's intended use of the assets acquired in the Merger.

Item 5. Other Events.

A. Name Change; NYSE and NASDAQ Symbols

      As a result of the Merger, Registrant changed its name to "U.S. Bancorp". Commencing on August 4, 1997, the New USBC Common Stock will trade under the symbol "USB" on the New York Stock Exchange and the New USBC Preferred Stock will be quoted on the Nasdaq National Market under the symbol "USBPD" for 30 days and then under the symbol "USBCP".

B. Increase in Authorized Capitalization

      As a result of the Merger, the total number of shares of all classes of stock which Registrant has the authority to issue was increased from 210,000,000 (consisting of 200,000,000 shares of New USBC Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share) to 510,000,000 (consisting of 500,000,000 shares of New USBC Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share).

C. Increase in Size of Board of Directors

      As a result of the Merger, Registrant's Certificate of Incorporation was amended to increase the maximum size of Registrant's Board of Directors to 30 and to exempt from the 80% stockholder voting requirement any future amendment



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thereto to reduce the maximum number of directors to not less than the greater of (i) the number of directors then in office and (ii) 24.

D.  Restated Certificate of Incorporation and Amended By-Laws

      On August 1, 1997, the Registrant filed a Restated
Certificate of Incorporation with the Delaware Secretary of State, a copy of which is included as Exhibit 3.1 hereto and is incorporated by reference herein.

      In connection with the Merger, the Registrant made certain amendments to its By-Laws. A copy of the Registrant's Amended
By-Laws is included as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      The Registrant has filed all required financial statements, pro forma financial information and exhibits required by Item 2 hereof with the Securities and Exchange Commission as part of the Registration Statement and as part of a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 1997.


The following exhibits are filed herewith:

      3.1   Copy of the Registrant's Restated Certificate of Incorporation

      3.2   Copy of the Registrant's Amended By-Laws



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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 1997

                            U.S. BANCORP
                            (Registrant)


                            By:  /s/ David J. Parrin
                               ----------------------
                            Name:  David J. Parrin
                            Title: Senior Vice President and Controller


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                           EXHIBIT INDEX


3.1   Copy of the Registrant's Restated Certificate of Incorporation

3.2   Copy of the Registrant's Amended By-Laws



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